UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 9, 2018

iRhythm Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0001-37918	20-8149544
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

650 Townsend Street, Suite 500

San Francisco, California 94103

(Address of principal executive office) (Zip Code)

(415) 632-5700

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director; Appointment of Committee Members

On April 9, 2018, the Board of Directors (the “Board”) of iRhythm Technologies, Inc. (the “Company”) approved an increase in the size of the Board by one director, from seven to eight directors, and appointed C. Noel Bairey Merz to the Board, effective immediately. Dr. Bairey Merz will serve as a Class II director, with a term expiring at the annual meeting of stockholders to be held in 2018, when she is expected to stand for election by a vote of the Company’s stockholders. In addition, the Board appointed Dr. Bairey Merz as a member of the Compensation Committee of the Board, effective immediately.

Dr. Bairey Merz has been the Medical Director of the Preventive and Rehabilitative Center at the Cedars-Sinai Medical Center in Los Angeles, California, since 1991. She also has been the Medical Director and Endowed Chair of the Barbra Streisand Women’s Heart Center at the Smidt Cedars-Sinai Heart Institute since 2001, and a Professor of Medicine at Cedars-Sinai Medical Center and the David Geffen School of Medicine at the University of California at Los Angeles. From 2005 to 2009, she served on the Scientific Advisory Board of CV Therapeutics, Inc. She also has extensive experience on nonprofit boards, councils, and guideline panels including the American College of Cardiology, the American Heart Association and the National Heart, Lung, and Blood Institute. Since 2016, Dr. Bairey Merz has been serving on multiple editorial boards including the Journal of the American College of Cardiology, Circulation, and European Heart Journal. Dr. Bairey Merz holds a B.A. (Honors) in Biological Sciences from the University of Chicago and an M.D. (Honors) from Harvard Medical School. She completed her training in Internal Medicine at the University of California, San Francisco, and Cardiology at Cedars-Sinai Medical Center.

In connection with the appointment of Dr. Bairey Merz on April 9, 2018, Dr. Bairey Merz was granted an award of restricted stock units covering 3,120 shares of the Company’s common stock. The restricted stock unit award will vest over a three-year period with one third of the restricted stock units scheduled to vest on each of the first three anniversaries of the grant date, subject to the continued service on the Board on each applicable vesting date. The restricted stock unit award is subject to the terms and conditions of the Company’s 2016 Equity Incentive Plan and its related grant agreement. As a director, Dr. Bairey Merz will participate in the compensation program applicable to all non-employee directors, which is described under the heading “Director Compensation” in the Company’s Definitive Proxy Statement relating to the Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 27, 2017.

Dr. Bairey Merz also executed the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-213773) filed with the Securities and Exchange Commission on September 23, 2016.

There are no arrangements or understandings between Dr. Bairey Merz and any other persons pursuant to which Dr. Bairey Merz was elected as a director.

On April 10, 2018, the Company issued a press release announcing appointment of Dr. Bairey Merz. The press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by iRhythm Technologies, Inc. dated April 10, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRHYTHM TECHNOLOGIES, INC.

By:/s/ Kevin M. King
Kevin M. King President, Chief Executive Officer and Director

Date:  April 10, 2018